Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2021, relating to the combined financial statements of Bridge Investment Group LLC and Bridge Fund General Partners, appearing in the Registration Statement No. 333-257290 on Form S-1 of Bridge Investment Group Holdings Inc.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

July 20, 2021